Exhibit 21

PIONEER FINANCIAL SERVICES, INC.

SUBSIDIARIES

PIONEER MILITARY INSURANCE COMPANY
(Nevada Corporation)
4000 S. Eastern, Suite 300
Las Vegas, NV 89119

PIONEER FUNDING, INC.
(Nevada Corporation)
4000 S. Eastern, Suite 300
Las Vegas, NV 89119

PIONEER SERVICES SALES FINANCE, INC.
(Nevada Corporation)
Formerly: Military Acceptance Corporation, Inc. (4/19/07-4/23/09)
4000 S. Eastern, Suite 300
Las Vegas, NV 89119

ARMED SERVICES BENEFITS
(Nevada Corporation)
4000 S. Eastern, Suite 300
Las Vegas, NV 89119

PSLF, INC.
(Missouri Corporation)
4700 Belleview, Suite 300
Kansas City, MO 64112